Exhibit 99.1

ENSERVCO Appoints Tucker Franciscus as Chief Financial Officer

DENVER, CO--(Marketwired - July 13, 2017) - ENSERVCO Corporation (NYSE MKT: ENSV), a diversified national provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced the appointment of Tucker Franciscus as Chief Financial Officer. Franciscus replaces Bob Devers, who is leaving the Company to pursue other opportunities.

Franciscus is a seasoned senior executive with deep experience in the energy industry, including financial management, private equity, strategic planning, mergers and acquisitions, investment banking, public company financing, and SEC reporting. He was most recently Chief Financial Officer of Tracker Resource Development III, a domestic oil and gas exploration and development company. Prior to that he was Chief Financial Officer and corporate strategic advisor with N.A. Petroleum Company (Petroflow Energy), an oil and gas exploration and development company with operations in the U.S. and Canada. Previous executive assignments include Bluegate Creek II Energy Partnership and PYR Energy Corporation.

Franciscus has extensive experience in corporate finance that includes executive assignments with Deutsche Bank Alex. Brown, J.P. Morgan & Company, and Stifel, Nicolaus & Co. He began his business career as an analyst and business development specialist with Snyder Oil Corporation and Interenergy Corporation (KN Energy).

Franciscus served in numerous active and reserve duty assignments with the U.S. Army for over 15 years, retiring in 2006 with the rank of Major. He earned a BA degree from Ohio Wesleyan University and an MBA from the University of Denver, Daniels College of Business.

"We are pleased to welcome Tucker to ENSERVCO's senior management team," said Ian Dickinson, CEO. "He is a highly experienced and accomplished finance executive and a strategic thinker who will play a key role in designing and executing our growth initiatives and driving value creation."

"I'm excited to join ENSERVCO at a time when commodity prices are stabilizing, E&P activity is picking up, and the Company continues to successfully diversify its services portfolio to add new, profitable revenue streams," said Franciscus.

About ENSERVCO
Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment, water hauling and oilfield support equipment rental. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Cautionary Note Regarding Forward-Looking Statements
This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO's annual report on Form 10-K for the year ended December 31, 2016, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include plans for growth initiatives and value creation, the addition of profitable revenue streams, stabilizing commodity prices, and increased activity. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contacts:
Pfeiffer High Investor Relations, Inc.
Jay Pfeiffer
Phone 303-393-7044
Email: jay@pfeifferhigh.com